UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2019

TETRA Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2019, Owen A. Serjeant, President and a director of CSI Compressco GP Inc. (the “General Partner”), the general partner of CSI Compressco LP (the “Partnership”), and a named executive officer of TETRA Technologies, Inc. (“TETRA”), commenced a paid leave of absence to address personal matters. The duration of the leave of absence has not yet been determined, although it is anticipated it will be for less than 90 days.  During his leave, Mr. Serjeant is not expected to perform any responsibilities as the President or a director of the General Partner.

During Mr. Serjeant’s absence, Brady M. Murphy, the Chairman of the Board of the General Partner and the President and Chief Executive Officer of TETRA, will serve as Interim President of the General Partner and assume the duties and responsibilities of the General Partner’s principal executive officer on an interim basis.  Mr. Murphy has extensive knowledge of the operations and management of the Partnership due to his position as a director of the General Partner and his prior service as TETRA’s Chief Operating Officer in which he worked with Mr. Serjeant in connection with the operations of the Partnership.

Mr. Murphy, 59, has served as the Chairman of the Board of the General Partner since May 3, 2019 and has served as a director of the General Partner since February 2018.  Mr. Murphy also has served as TETRA’s Chief Executive Officer since May 3, 2019, President from February 2018 and he previously served as TETRA’s Chief Operating Officer from February 2018 to May 3, 2019.  Mr. Murphy has served as a director of TETRA since December 2018.  Prior to joining TETRA, Mr. Murphy served as chief executive officer of Paradigm Group B.V., a private company focused on strategic technologies for the upstream energy industry, from January 2017 until February 2018.  Mr. Murphy previously served at Halliburton for 34 years and held numerous international and North America positions, including senior vice president – global business development and marketing from 2012 to December 2015, senior vice president – business development Eastern Hemisphere, and senior vice president – Europe/Sub-Saharan Africa region.  Mr. Murphy received his B.S. degree in Chemical Engineering from Pennsylvania State University and is an alumnus of Harvard Business School’s Advanced Management Program.

As an employee of TETRA, Mr. Murphy will not receive any compensation for serving as the interim principal executive officer of the General Partner. There are no arrangements or understandings between Mr. Murphy and any other person pursuant to which he was selected to assume the duties and responsibilities of the General Partner’s principal executive officer during Mr. Serjeant’s absence.  Mr. Murphy has no family relationship with any director or executive officer of the General Partner, Partnership or any person nominated or chosen by the General Partner to become a director or executive officer.

For relationships among the Partnership, the General Partner, TETRA and its affiliates, please read Item 13 “Certain Relationships and Related Transactions, and Director Independence,” which is incorporated herein by reference to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
Senior Vice President and General Counsel

Date: May 20, 2019